Exhibit 10a

Execution Copy

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 13th day of March, 2003 (the "Effective Date"), by and between CAPITOL BANCORP LTD., a Michigan corporation (the "Company") and Joseph D. Reid (the "Executive").

                                   BACKGROUND

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ the Executive. The Company and the Executive established an employment relationship pursuant to an Employment Agreement dated February 21, 1989, as amended (the "Original Employment Agreement").

     The Company and the Executive desire to enter into this Agreement to amend and restate the terms and conditions of such employment relationship and the Original Employment Agreement in their entirety.

     This Agreement shall represent the entire understanding and agreement between the parties with respect to the Executive's employment with the Company.

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the parties agree as follows:

                              TERMS AND CONDITIONS

     1. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the Employment Period. The "Employment Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Employment Period shall not be so extended.

     2. TERMS OF EMPLOYMENT.

          (a) POSITION AND DUTIES.

               (i) During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Company and shall have such duties and responsibilities as are assigned to him by the Board. The Company shall nominate the Executive as a director at the relevant meeting of shareholders held for the election of directors until such time as the Executive resigns, is terminated, or until the Executive's death or Disability. The Company shall cause the Executive to continue to be elected to the position of Chairman of the Board during the Employment Period.
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               (ii) During the Employment  Period,  and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) COMPENSATION.

               (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal Nine Hundred Forty Thousand Dollars ($940,000), which shall be paid in accordance with the Company's normal payroll practices for senior executives as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term "Annual Base Salary" as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii) ANNUAL BONUS. In addition to Annual Base Salary, for each fiscal year ending during the Employment Period, the Executive shall be eligible for an annual cash bonus (the "Annual Bonus") in an amount specified on Exhibit A attached hereto pursuant to the terms of the
          Company's Management Incentive Plan, as amended ("MIP") (or any predecessor or successor plan thereof), as determined by the Compensation Committee of the Board, upon complete achievement of the targets set forth on Exhibit A attached hereto. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. The amount of any Annual Bonus which exceeds the maximum bonus payable pursuant to the MIP in any one fiscal year, if any, shall be carried over (on a "first-in, first-out" basis) and added to the Annual Bonus (if any) determined for any of the next

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          three  fiscal  years,  whether  or not any one or more of such  fiscal years ends before or after the end of the Employment Period.

               (iii) LONG-TERM INCENTIVE COMPENSATION. During the Employment Period, the Executive shall be awarded stock options on the terms and conditions set forth on Exhibit B attached hereto and otherwise in accordance with the applicable stock plan. The Executive shall also be entitled to receive a special long term incentive bonus in the amount and on the date set forth on Exhibit B attached hereto and in such amounts and on such future dates as determined by the Compensation Committee of the Board.

               (iv) WELFARE  BENEFIT PLANS.  During the Employment  Period,  the
          Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally to other peer executives of the Company and its affiliated companies. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable plans, practices, policies and programs of the Company and its affiliated companies to the extent applicable generally to other peer executives of the Company and its affiliated companies.

               (vi) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, policies and programs of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

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               (viii)  VACATION.  During the  Employment  Period,  the Executive
          shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (c)  OTHER   AGREEMENTS.   Notwithstanding   the  provisions  of  this
               Agreement, the Company and the Executive acknowledge and agree to the following:

               (i) Section 4(c) of the Original Employment Agreement shall apply to the share exchanges set forth on Exhibit C attached hereto;

               (ii) that certain Securities Repurchase Agreement between the Company and the Executive (the "Securities Repurchase Agreement") shall continue in full force and effect;

               (iii) the Executive shall prepay the outstanding principal balance of that certain promissory note in the original principal amount of $1,819,151 (the "Note") to the Company on or before April 30, 2003, the Company acknowledges that such prepayment of the Note will be made five (5) years before the Note's due date; and

               (iv) as soon as practicable after the Effective Date, the Company shall enter into an indemnification agreement with the Executive which is intended to maximize the indemnification coverage for the benefit of the Executive.

     3. TERMINATION OF EMPLOYMENT.

          (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

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          (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliated companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

          For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the vote of the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clauses
          (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

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               (iii) the  Company's  requiring  the  Executive  to reside at any specific location, it being understood that the Executive maintains multiple residences and offices, or the Company's requiring the Executive to travel on Company business to a greater extent than required immediately prior to the Effective Date or in the event of a Change of Control (as such term is defined in Exhibit D attached hereto), the Company's requiring the Executive to travel in a manner inconsistent with current practice in effect immediately preceding the Change of Control date;

               (iv) failure by the Company to comply with and satisfy Section 8(c) of this Agreement; or

               (v) upon a Change of Control.

          Within one hundred eighty (180) days after the Executive has actual knowledge of the occurrence of an event or circumstances which would give him reason to believe constitute Good Reason, the Executive must give sixty (60) days prior written notice of his intent to terminate his employment for Good Reason, which notice shall set forth the event or circumstances believed to constitute Good Reason. Upon receipt of such notice, the Company shall have sixty (60) days to cure its conduct, to the extent such cure is possible. This notice period shall not be required after a Change of Control nor serve to limit the Executive's right to terminate for Good Reason at any time during the remaining term of this Agreement.

          (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which sets forth (i) the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by either party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive the right of either party from asserting such fact or circumstance in enforcing its rights hereunder.

          (e)  DATE OF  TERMINATION.  "Date  of  Termination"  means  (i) if the
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

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     4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) GOOD REASON; OTHER THAN FOR CAUSE OR DISABILITY PRIOR TO A CHANGE OF CONTROL. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason prior to a Change of Control:

               (i) the Company shall pay to the Executive, in a lump sum in cash within 90 days after the Date of Termination, the aggregate of the following amounts:

                    A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the most recent Annual Bonus (which shall not include the long-term incentive bonus contemplated by Section 2(b)(iii)) and (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                    B. the amount  equal to the  product of (1) three  times the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus;

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to

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          those provided under such other plan during such applicable  period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits
          pursuant  to  such  plans,  practices,   programs  and  policies,  the
          Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (x) payment of Accrued Obligations, (y) the timely payment or provision of Other Benefits and (z) the Company's obligations under the Securities Repurchase Agreement. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any.

          (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other
Benefits, the term Other Benefits as utilized in this Section 4(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any.

          (d) CAUSE, ETC.; OTHER THAN FOR GOOD REASON. If the Executive's employment during the Employment Period shall be terminated for Cause or if the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. In such case, the amounts contemplated by (x) and (y) shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

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          (e) GOOD REASON;  OTHER THAN FOR CAUSE OR DISABILITY  WITHIN TWO YEARS
AFTER A CHANGE OF CONTROL. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason within two (2) years after a Change of Control:

               (i) the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                    A. the Accrued Obligations;

                    B. the amount  equal to the  product of (1) three  times the sum of (x) the Executive's Annual Base Salary, (y) the Highest Annual Bonus, and (z) the aggregate amount of the employer contributions made with respect to the most recently completed plan year before the Date of Termination to the Executive's account(s) in any qualified defined contribution plan sponsored by the Company or any of its affiliated companies in which the Executive participated and any related non-qualified plans; and

                    C. an  amount  equal  to the  excess  of (a)  the  actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Effective Date), and any non-qualified excess or supplemental defined benefit retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that (x) all accrued benefits are fully vested, (y) the Executive is three years older and (z) the Executive is credited with three more years of service, and, assuming that the Executive's compensation in each of the three years is that required by
               Section 2(b)(i) and Section 2(b)(ii), over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the

          Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period;

               (iii) for all purposes of the vesting and exercisability of equity-based awards under the Company's stock incentive plans and the award agreements thereunder, the Executive shall be deemed to be on a leave of absence from the Company for three years after the Date of Termination and the Executive's termination of employment from the Company shall be deemed to occur on the third anniversary of the Date of Termination; and

               (iv) the Company shall pay and/or provide to the Executive the Other Benefits to the extent theretofore unpaid.

               (v) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     6. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

          (a) Anything in this Agreement to the contrary not withstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 6(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by BDO Seidman LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     7. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     8. SUCCESSORS.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9. MISCELLANEOUS.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive: One Business & Trade Center
                               200 Washington Square
                               Lansing, Michigan 48933

          If to the Company:   Capitol Bancorp Ltd.
                               One Business & Trade Center
                               200 Washington Square
                               Lansing, Michigan 48933
                               Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement, and all agreements, documents, instruments, schedules, exhibits or certificates prepared in connection herewith, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, supersede all prior agreements or negotiations between such parties, including the Original Employment Agreement, and may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement or document delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the 31st day of March, 2003.


                                        /s/ Joseph D. Reid
                                        ----------------------------------------
                                        Joseph D. Reid


                                        CAPITOL BANCORP LTD.,
                                        a Michigan corporation


                                        By: /s/ Lee W. Hendrickson
                                            ------------------------------------

                                        Its: Chief Financial Officer

                                        AND

                                        /s/ David O'Leary
                                        ----------------------------------------
                                        David O'Leary, Secretary of the Board of
                                        Directors of Capitol Bancorp Ltd.

                                    EXHIBIT A

                         ANNUAL BONUS PERFORMANCE GOALS


Executive:            Joseph D. Reid.

Company:              Capitol Bancorp Ltd.

Plan:                 Capitol Bancorp Ltd. Management Incentive Plan.

Target Annual Bonus:  2%  of  Net  Income  of  Capitol   Bancorp  Ltd.  for  the
                      immediately    preceding   fiscal   year   upon   complete
                      achievement of the performance goals set forth below.

Performance Goals:    The Annual Bonus  contemplated  in this Exhibit A shall be subject to the Company's complete achievement of the following performance goals:

                      1. Growth of the Company's Earnings Per Share ("EPS") equal to or greater than 10% for the immediately preceding fiscal year, PROVIDED, HOWEVER, in determining the EPS growth rate new affiliated institutions shall not be included in the EPS computation for the first twelve (12) months of their operation nor shall special charges associated with the acquisition of a bank, a holding company or a controlling interest in a bank or a holding company be included in the EPS computation; and

                      2. Growth of the Company's total assets, as reflected on the Company's year-end audited financial statements, equal to or greater than 10% for the immediately preceding fiscal year.

Net Income:           Means,  with  reference to any period,  the net income (or loss) of the Company and its  subsidiaries for such period
                      (taken as a cumulative whole), as determined in accordance with generally accepted accounting principles and reported on the year-end audited financial statements of the Company.

                                    EXHIBIT B

                            LONG-TERM INCENTIVE BONUS

I.   STOCK OPTIONS:

Executive:            Joseph D. Reid.

Company:              Capitol Bancorp Ltd.

Plan: Capitol Bancorp Ltd. 2003 Stock Plan or any other stock option plan adopted by the Company in which the Executive may participate.

Target Award:         An  option to  purchase  30,000  shares  of the  Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of such grant for (i) each new bank or holding company formed or opened by the Company or any of its affiliated companies during the term of this Agreement, and (ii) each bank, holding company or controlling interest in a bank or holding company acquired by the Company or any of its affiliated companies and banks by purchase transaction during the term of this Agreement.

II.  CASH:

Executive:            Joseph D. Reid.

Company:              Capitol Bancorp Ltd.

Target Annual Bonus:  Two times (2X) the Executive's  Annual Base Salary paid to the Executive during the 5th year of this Agreement.

Performance Goals:    The Long-Term  Cash Bonus  contemplated  in this Exhibit B shall be subject to the Company's complete achievement of the following performance goals:

                      1. Average Growth of the Company's Earnings Per Share ("EPS") equal to or greater than 15% for the Initial Measuring Period, PROVIDED, HOWEVER, in determining the EPS growth rate newly affiliated institutions which become operative during the Initial Measuring Period shall not be included in the EPS computation for the first twelve (12) months of their respective operation nor shall special charges associated with the acquisition of a bank, a holding company or a controlling interest in a bank or a holding company during the Initial Measuring Period be included in the EPS computation; and

                      2. Average Growth of the Company's total assets, as reflected on the Company's year-end audited financial statements for fiscal year ending December 31, 2007, equal to or greater than 15% for the Initial Measuring Period.

Initial Measuring
Period: The five year period beginning on January 1, 2003 and ending on December 31, 2007.

Date Paid:            No later than March 31, 2008,  unless the Executive  shall elect to defer the receipt or a portion of such bonus.

                                    EXHIBIT C

               SHARE EXCHANGES THAT REMAIN SUBJECT TO SECTION 4(C)
                      OF THE ORIGINAL EMPLOYMENT AGREEMENT

1. Desert Community Bank

2. Red Rock Community Bank

3. Black Mountain Community Bank

4. Goshen Community Bank

5. Elkhart Community Bank

6. Arrowhead Community Bank

7. Yuma Community Bank

8. Sunrise Bank of Albuquerque

                                    EXHIBIT D

                                CHANGE OF CONTROL

For the purpose of this Agreement, a "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2 or (v) any acquisition of shares of the Company's stock owned by the Executive; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business
Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT is made effective as of the 22nd day of April, 2003, by and between Joseph D. Reid (the "Executive") and CAPITOL BANCORP LTD., a Michigan corporation (the "Company").

                                   BACKGROUND

     On March 31, 2003, the Company and the Executive entered into an Employment Agreement dated effective March 13, 2003 (the "Employment Agreement"). The Company and the Executive now wish to amend the Employment Agreement as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

                              TERMS AND CONDITIONS

     1. AMENDMENT TO SECTION 2(C). Section 2(c) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

          "(c)  OTHER  AGREEMENTS.   Notwithstanding   the  provisions  of  this
     Agreement, the Company and the Executive acknowledge and agree to the following:

               (i) Section 4(c) of the Original Employment Agreement shall apply to the share exchanges set forth on Exhibit C attached hereto;

               (ii) that certain Securities Repurchase Agreement between the Company and the Executive (the "Securities Repurchase Agreement") shall continue in full force and effect;

               (iii) the Executive shall prepay the outstanding principal balance of that certain promissory note in the original principal amount of $1,819,151 (the "Note") to the Company on or before April 30, 2003, the Company acknowledges that such prepayment of the Note will be made five (5) years before the Note's due date;

               (iv) as soon as practicable after the Effective Date, the Company shall enter into an indemnification agreement with the Executive which is intended to maximize the indemnification coverage for the benefit of the Executive;

               (v) on or before May 9, 2003, the Company shall grant to the Executive an award of 214,169 restricted shares of the Company's common stock (the "Restricted Stock"). The Restricted Stock shall be subject to such vesting and forfeiture conditions that are satisfactory to the Company; and

               (vi) on or before April 30, 2003, the Executive shall exercise outstanding options to purchase shares of the Company's common stock currently held by the Executive which are exercisable for not less than 598,000 shares of the Company's common stock and have an average remaining exercise period of at least three (3) years."

     2. AMENDMENT TO EXHIBIT B. Exhibit B of the Employment Agreement is hereby deleted in its entirety and amended to read as Exhibit B attached hereto.

     3. CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Employment Agreement. The terms of this Amendment amend and modify the Employment Agreement as if fully set forth in the Employment Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Employment Agreement, this Amendment's terms, conditions and obligations shall control. All other provisions of the Employment Agreement not specifically modified by this Amendment are preserved.

     IN WITNESS WHEREOF, this Amendment has been made effective as of the date first set forth above.

THE EXECUTIVE:                          /s/ Joseph D. Reid
                                        ----------------------------------------
                                        Joseph D. Reid

THE CORPORATION:                        CAPITOL BANCORP LTD.,
                                        a Michigan corporation


                                        By: /s/ Lee W. Hendrickson
                                            ------------------------------------

                                        Its: Chief Financial Officer

                                        AND

                                        /s/ David O'Leary
                                        ----------------------------------------
                                        David O'Leary, Secretary of the Board of
                                        Directors of Capitol Bancorp Ltd.

                                    EXHIBIT B

                            LONG-TERM INCENTIVE BONUS

I.   STOCK OPTIONS/RESTRICTED STOCK /CASH:

Executive:            Joseph D. Reid.

Company:              Capitol Bancorp Ltd.

Plan:                 Capitol Bancorp Ltd. 2003 Stock Plan, Capitol Bancorp Ltd.
                      2003 Management Incentive Plan or any other plan adopted by the Company in which the Executive may participate.

Target Bonus &
Performance Goals:    During  the  term of this  Agreement,  the  Company  shall grant,  issue  or  deliver  to  the  Executive  one of the following:  (A) an option to purchase 30,000 shares of the
                      Company's  common stock at an exercise  price equal to the fair market  value of the  Company's  common  stock on the date of such grant,  (B) a restricted stock grant equal to the value of the option  referred to in (A)  utilizing the
                      Black-Scholes model, or (C) cash in an amount equal to the value  of the  option  referred  to in (A)  utilizing  the
                      Black-Scholes  model,  for each  (i) new  bank or  holding company  formed or opened for  business  by the Company or any of its affiliated companies or (ii) holding company or separate bank directly acquired (including the acquisition of a controlling  interest  therein) by the Company or any
                      of  its   affiliated   companies   or  banks  by  purchase
                      transaction. The Company shall have the sole discretion to elect the method of payment set forth in (A), (B) and (C) above.

II.  CASH:

Executive:            Joseph D. Reid.

Company:              Capitol Bancorp Ltd.

Plan:                 Capitol  Bancorp  Ltd.  2003  Management  Incentive  Plan,
                      Capitol  Bancorp  Ltd.  2003  Stock Plan or any other plan adopted by the Company in which the Executive may participate.

Target Bonus:         Two times (2X) the Executive's  Annual Base Salary paid to the Executive during the 5th year of this Agreement.

Performance Goals:    The Long-Term  Cash Bonus  contemplated  in this Exhibit B shall be subject to the Company's complete achievement of the following performance goals:

                      1. Average Growth of the Company's Earnings Per Share ("EPS") equal to or greater than 15% for the Initial Measuring Period, PROVIDED, HOWEVER, in determining the EPS growth rate newly affiliated institutions which become operative during the Initial Measuring Period shall not be included in the EPS computation for the first twelve (12) months of their respective operation nor shall special charges associated with the acquisition of a bank, a holding company or a controlling interest in a bank or a holding company during the Initial Measuring Period be included in the EPS computation; and

                      2. Average Growth of the Company's total assets, as reflected on the Company's year-end audited financial statements for fiscal year ending December 31, 2007, equal to or greater than 15% for the Initial Measuring Period.

Initial Measuring
Period: The five year period beginning on January 1, 2003 and ending on December 31, 2007.

Date Paid:            No later than March 31, 2008,  unless the Executive  shall elect to defer the receipt or a portion of such bonus.

                                      B-2